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                                                                  EXHIBIT 10.10V


                               ONE BANK GUARANTY

      This Guaranty is entered into as of February 7, 2000, by Williams-Sonoma Direct, Inc. (the "Guarantor"), in favor of Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association - the "Bank").

                                          Recitals

             A. Williams-Sonoma, Inc. (the "Company") and the Bank entered into a Letter of Credit Agreement dated as of June 1, 1997. The Letter of Credit Agreement as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated is hereinafter called the "Credit Agreement".

             B. The Bank is willing to issue letters of credit for the account of the Company as provided in the Credit Agreement on the condition (among others) that the Guarantor enter into this Guaranty.

             C. The Guarantor as a Subsidiary of the Company will derive substantial and direct benefits (which benefits are hereby acknowledged by the Guarantor) from the letters of credit to be issued for the account of the Company under the Credit Agreement.

             D. In order to induce the Bank to make such letters of credit available to the Company as provided in the Credit Agreement, and for other valuable consideration, the Guarantor issues this Guaranty.

      1. Definitions. Unless otherwise defined herein, capitalized terms used in this Guaranty have the meanings given to them from time to time in the Credit Agreement, or, as applicable, in the Syndicated Credit Agreement (as defined in the Credit Agreement).

      2. Guaranty.

             2.1 Guaranty. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the obligations of the Company to the Bank under the Credit Agreement and under the letters of credit issued pursuant to the Credit Agreement (the "Obligations'). This Guaranty constitutes a guaranty of payment and performance when due and not of collections and the Guarantor specifically agrees that it shall not be necessary or required that the Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of the Guarantor hereunder. The Bank may permit the indebtedness of the Company to the Bank to include indebtedness other than the Obligations, and may apply any amounts received from any source, other than from the Guarantor, to that portion of Company's indebtedness to the Bank which is not a part of the Obligations.

             2.2 Obligations Independent. The obligations hereunder are independent of the obligations of the Company, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against the Company or whether the Company be joined in any such action or actions.



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             2.3 Authorization of Renewals, Etc. The Guarantor authorizes the
Bank, without notice or demand and without affecting its liability hereunder, from time to time:

                     (a) to renew, compromise, extend, accelerate or otherwise change the time for payment or otherwise change the terms, of the Obligations, including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Credit Agreement or any letter of credit;

                     (b) to receive and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                     (c) to apply such security and direct the order or manner of sale thereof as the Bank in its discretion may determine; and


                     (d) to release or substitute any one or more of any endorsers or guarantors of the Obligations.

The Guarantor further agrees the performance or occurrence of any of the acts or events described in clauses (a), (b), (c), and (d) above with respect to indebtedness or other obligations of the Company, other than the Obligations, to the Bank, shall not affect the liability of the Guarantor hereunder.

             2.4 Waiver of Certain Rights. The Guarantor waives any right to require the Bank:

                     (a) to proceed against the Company or any other Person;

                     (b) to proceed against or exhaust any security for the Obligations or any other indebtedness of the Company to the Bank; or

                     (c) to pursue any other remedy in the Bank's power whatsoever.

             2.5 Waiver of Certain Defenses. The Guarantor waives any defense arising by reason of any claim that the Guarantor's obligations exceed or are more burdensome than those of the Company. The Guarantor waives all rights and defenses arising out of an election of remedies by the Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed the Guarantor's rights of subrogation and reimbursement against the Company by operation of Section 580d of the California Code of Civil Procedure (if applicable) or otherwise. The Guarantor waives any benefit of, and any right to participate in, any security or other guaranty now or hereafter held by the Bank securing the Obligations.

             2.6 Waiver of Presentments, Etc. The Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations or any other indebtedness of Company to the Bank.



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             2.7 Information Relating to Company. The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as the Guarantor may require, and that the Bank does not have any duty at any time to disclose to the Guarantor any information relating to the business operations or financial condition of the Company.

             2.8 Right of Setoff. In addition to any rights and remedies of the Bank provided by law, if Guarantor has failed to make any payment due hereunder upon demand, the Bank is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Bank shall have made demand under this Guaranty and although such obligations may be contingent or unmatured. The Bank agrees promptly to notify the Guarantor after any such set-off and application made by the Bank: provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 2-8 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

             2.9 Subordination. Any obligations of the Company to the Guarantor, now or hereafter existing, including, but not limited to, obligations to the Guarantor as subrogee of the Bank or resulting from the Guarantor's performance under this Guaranty, are hereby fully subordinated in priority of payment to the Obligations and all other indebtedness of the Company to the Bank.

             2.10 Reinstatement of Guaranty, If any payment or transfer of any interest in property by the Company to the Bank in fulfillment of any Obligation is rescinded or must at any time (including after the return or cancellation of this Guaranty) be returned, in whole or in part, by the Bank to the Company or any other Person, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

             2.11 Powers. It is not necessary for the Bank to inquire into the powers of the Company or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers. shall be guaranteed hereunder.

             2.12 Taxes. (a) Subject to compliance with Section 9.10 of the Syndicated Credit Agreement, any and all payments by the Guarantor to the Bank under this Guaranty shall be made free and clear of, and without deduction or withholding for, any Taxes, Other Taxes or Further Taxes. In addition, the Guarantor shall pay all Other Taxes.

                     (b) If the Guarantor shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to the Bank, then:

                            (1) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings




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        applicable to additional sums payable under this Section), the Bank receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                            (ii) the Guarantor shall make such deductions and withholdings;

                            (iii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                            (iv) the Guarantor shall also pay to the Bank, at the time interest is paid, Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                     (c) The Guarantor agrees to indemnify and hold harmless the Bank for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank makes written demand therefor.

                     (d) Within 30 days after the date of any payment by the Guarantor of Taxes, Other Taxes or Further Taxes, the Guarantor shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Bank.

                     (e) For purposes of this Section, (i) "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges. and all liabilities with respect thereto, excluding, in the case of the Bank, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Bank is organized or maintains a lending office; (ii) "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Guaranty; and (iii)
"Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to this Section.

      3. Representations and Warranties, The Guarantor represents and warrants to the Bank as follows:

             3.1 Existence and Power. The Guarantor (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under, this Guaranty; (c) is duly qualified as a foreign limited liability



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company, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Guarantor, its parent and affiliates, taken as a whole; (b) a material impairment of the ability of the Guarantor to perform its obligations under this Guaranty; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor of this Guaranty.

             3.2 Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized, and do not and will not (a) contravene the terms of any of the Guarantor's Organization Documents; (b) Violate or result in any breach or contravention of, or the creation of any lien under, any document evidencing any Contractual Obligation to which the Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Guarantor or its property is subject; or
(c) violate any Requirement of Law.

             3.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty.

             3.4 Binding Effect. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

             3.5 Regulated Entities. None of the Guarantor, any Person controlling the Guarantor or any Subsidiary of the Guarantor is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur or guarantee Indebtedness.

      4. Miscellaneous

             4.1 Application of Payments on Guaranty. All payments required to be made by the Guarantor hereunder shall, unless otherwise expressly provided herein, be made to the Bank at the Bank's office. Payments received from the Guarantor shall, unless otherwise expressly provided herein, be applied to interest, principal, costs, fees, or other expenses due under the Credit Agreement in such order as the Bank shall determine.

             4.2 Assignments, Participations, Confidentiality. The Bank may from time to time, without notice to the Guarantor and without affecting the Guarantor's obligations hereunder, transfer its interest in the Obligations to participants and assignees as provided in the Credit Agreement. The Guarantor agrees that each such transfer will give rise to a direct



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obligation of the Guarantor to each such participant and assignee and that each such participant and assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Bank party to the Credit Agreement and this Guaranty. The Guarantor and the Bank agree that the provisions of Section
10.09 of the Syndicated Credit Agreement shall apply to all information identified as "confidential" or "secret" by the Guarantor and provided to the Bank by the Guarantor or any Subsidiary of the Guarantor under this Guaranty or any other Loan Document to which the Guarantor is a party.

             4.3 Loan Document. This Guaranty is executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the provisions of Sections 1.02 and 1.03 of the Syndicated Credit Agreement shall apply to the interpretation and administration of this Guaranty as if such provisions were incorporated herein, with all references to the "Agreement" in such Sections being deemed to be references to this Guaranty.

             4.4 Waivers; Writing Required. No delay or omission by the Bank to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Guaranty must be in writing and signed by the Guarantor and the Bank.

             4.5 Remedies. All rights and remedies provided in this Guaranty and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

             4.6 Costs and Expenses. The Guarantor agrees to pay or reimburse the Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty (including in connection with any "workout" or restructuring regarding amounts due under this Guaranty, and including in any Insolvency Proceeding or appellate proceeding).

             4.7 Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

             4.8 Governing Law and Jurisdiction. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE GUARANTOR AND THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

             (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH OF THE GUARANTOR AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-



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EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GUARANTOR AND THE BANK
IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING. WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR AND THE BANK EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

       4.9 Waiver of Jury Trial. THE GUARANTOR AND THE BANK EACH WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT To A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

             4.10 Entire Agreement. This Guaranty (a) integrates all the terms and conditions mentioned herein or incidental hereto, (b) supersedes all oral negotiations and prior writings with respect to the subject matter hereof, and
(c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and any such instrument, agreement and document and as the complete and exclusive statement of the terms agreed to by the parties.

             IN WITNESS WHEREOF, the Guarantor has executed this Guaranty by its duly authorized officers as of the day and year first above written.




                                       WILLIAMS-SONOMA DIRECT, INC.


                                       By  /s/ JOHN W. TATE
                                         ---------------------------------------
                                         John W. Tate, Chief Financial Officer




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